Exhibit 99.3

Adtalem Global Education Inc.

Schedule of non-GAAP Segment Operating Income

(in thousands)

	Three Months Ended					Year Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
	2021	2021	2021	2020	2020	2021	2020
Chamberlain:
Operating income (GAAP)	$20,855	$30,093	$36,107	$32,482	$30,169	$128,851	$99,361
Restructuring expense	—	—	—	—	—	—	291
Operating income excluding special items (non-GAAP)	$20,855	$30,093	$36,107	$32,482	$30,169	$128,851	$99,652

Walden:
Operating loss (GAAP)	$(11,646)	$—	$—	$—	$—	$—	$—
Deferred revenue adjustment	6,207	—	—	—	—	—	—
Walden intangible amortization expense	16,451	—	—	—	—	—	—
Operating income excluding special items (non-GAAP)	$11,012	$—	$—	$—	$—	$—	$—

Medical and Veterinary:
Operating income (GAAP)	$15,665	$11,226	$14,977	$18,808	$22,841	$67,852	$66,676
Restructuring expense	—	—	—	—	—	—	1,416
Operating income excluding special items (non-GAAP)	$15,665	$11,226	$14,977	$18,808	$22,841	$67,852	$68,092

Home Office and Other:
Previously reported operating loss (GAAP)	$(42,233)	$(10,471)	$(10,774)	$(18,760)	$(23,576)	$(63,581)	$(41,399)
Stranded costs allocated to continuing operations	(4,704)	(3,772)	(4,349)	(3,466)	(3,483)	(15,070)	(14,571)
Adjusted reported operating loss (GAAP)	(46,937)	(14,243)	(15,123)	(22,226)	(27,059)	(78,651)	(55,970)
CEO transition costs	6,195	—	—	—	—	—	—
Restructuring expense	3,094	1,570	1,217	1,166	2,916	6,869	21,976
Business acquisition and integration expense	26,553	3,432	3,646	11,079	13,436	31,593	—
Gain on sale of assets	—	—	—	—	—	—	(4,779)
Operating loss excluding special items (non-GAAP)	$(11,095)	$(9,241)	$(10,260)	$(9,981)	$(10,707)	$(40,189)	$(38,773)

Adtalem Global Education:
Previously reported operating income (loss) (GAAP)	$(4,731)	$40,240	$44,214	$40,323	$36,706	$161,483	$142,260
Financial Services operating income charged to discontinued operations	(12,628)	(9,392)	(3,904)	(7,793)	(7,272)	(28,361)	(17,622)
Stranded costs allocated to continuing operations	(4,704)	(3,772)	(4,349)	(3,466)	(3,483)	(15,070)	(14,571)
Adjusted reported operating income (loss) (GAAP)	(22,063)	27,076	35,961	29,064	25,951	118,052	110,067
Deferred revenue adjustment	6,207	—	—	—	—	—	—
CEO transition costs	6,195	—	—	—	—	—	—
Restructuring expense	3,094	1,570	1,217	1,166	2,916	6,869	23,683
Business acquisition and integration expense	26,553	3,432	3,646	11,079	13,436	31,593	—
Walden intangible amortization expense	16,451	—	—	—	—	—	—
Gain on sale of assets	—	—	—	—	—	—	(4,779)
Operating income excluding special items (non-GAAP)	$36,437	$32,078	$40,824	$41,309	$42,303	$156,514	$128,971